UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 26, 2009

WATSON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-03305	95-3872914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Bonnie Circle
Corona, California	92880
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (951) 493-5300
(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 26, 2009, Watson Pharmaceuticals, Inc., a Nevada corporation (“Watson”), Watson Pharma S.à.r.l., a Luxembourg private limited liability company and wholly-owned subsidiary of Watson (“Purchaser”), Watson Cobalt Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Watson (“Cobalt Holdings”), Robin Hood Holdings Limited, a Malta private limited liability company (“Robin Hood”), Arrow Pharmaceutical Holdings Ltd., a Malta private limited liability company and wholly-owned subsidiary of Robin Hood (“APH”), Cobalt Laboratories, Inc. a Delaware corporation and wholly-owned subsidiary of APH (“Cobalt”), Arrow International Ltd., a Malta private limited liability company and wholly-owned subsidiary of Robin Hood (“AIL”), Arrow Supplies Ltd., a Malta private limited liability company and wholly owned subsidiary of Robin Hood (“ASL”), the shareholders of Robin Hood (together, the “Sellers”) and Anthony Selwyn Tabatznik, solely in his capacity as the Shareholders’ Representative therein (the “Shareholders’ Representative”), entered into a First Amendment to Share Purchase Agreement (the “Amendment”) amending that certain Share Purchase Agreement, by and among Watson and the other parties thereto dated as of June 16, 2009 (as amended by the Amendment, the “Share Purchase Agreement”).
     The Amendment provides that APH, ASL, AIL, Cobalt and Robin Hood will complete certain transactions prior to the closing of Watson’s acquisition of Robin Hood (the “Closing”). These transactions, among other things, will result in Cobalt being owned directly by the Sellers prior to the Closing and then sold by the Sellers to Watson at the Closing. Pursuant to the Amendment, in exchange for the outstanding equity of Robin Hood, Watson will pay to the Sellers (or as directed by the Sellers’ Representative in accordance with the Share Purchase Agreement), on behalf of Purchaser, U.S. $1,020,000,000 and 16,943,409 restricted shares of common stock of Watson (the “Restricted Common Stock”) and Sellers will have the right to receive certain contingent payments after the closing based on the after-tax gross profits on sales of Atorvastatin in the United States as described in the Share Purchase Agreement. In exchange for the outstanding equity of Cobalt, Watson will pay to the Sellers (or as directed by the Sellers’ Representative in accordance with the Share Purchase Agreement) U.S. $30,000,000 and contribute to Cobalt Holdings 200,000 shares of newly-designated non-voting Series A Preferred Stock of Watson having a stated value of $1,000 per share, or an aggregate stated value of $200,000,000 (the “Preferred Stock”), which will be placed in an indemnity escrow account for a period of three years. The Sellers will be entitled to the proceeds of the mandatory redemption of the Preferred Stock upon the termination of the escrow, less the amount of any indemnity payments therefrom pursuant to the Share Purchase Agreement.
     As contemplated by the Share Purchase Agreement, at the Closing, Watson entered into a Shareholders Agreement, dated December 2, 2009 (the “Shareholders Agreement”), with two of the Sellers, Quiver Inc. and Friar Tuck Limited (the “Holders”). Among other things, pursuant to the Shareholders Agreement, the Holders agreed to cause all shares of common stock of Watson beneficially owned by them to be voted: (a) with respect to the election of directors, in favor of those individuals nominated by the Watson board of directors or a nominating committee thereof, (b) on all proposals of any other shareholder of Watson, in accordance with the recommendation of the Watson board of directors, and (c) on all other matters that shall come before the shareholders of Watson for a vote, in proportion to the votes cast by the other shareholders of Watson; provided that they may vote (or abstain from voting) in their discretion on any matter brought to the vote of the shareholders of Watson which involves a redemption, conversion, or exchange of common stock of Watson or following a change of control transaction (as defined in the Shareholders Agreement). Except as described in the proviso in the prior sentence, these voting arrangements will remain in place until the Holders collectively own less than 4% (or certain transferees of the Holders hold less than 5%) of the outstanding common stock of Watson; provided that the voting provisions will not apply to certain transferees who obtain shares pursuant to a widely distributed sale. The Shareholders Agreement also provides the Holders with certain registration rights with respect to the Restricted Common Stock received by the Holders pursuant to the Share Purchase Agreement.
     The foregoing description of the Amendment, the Share Purchase Agreement and the Shareholders Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment (attached as Exhibit 2.1 hereto and incorporated herein by reference), the Share Purchase Agreement (incorporated by reference to Watson’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2009) and the Shareholders Agreement (attached as Exhibit 4.1 hereto and incorporated herein by reference). The Amendment has been included to provide investors with information regarding its terms, however it is not intended to provide any other factual information about Watson, Robin Hood, the Sellers or Mr. Tabatznik.

Item 2.01. Completion of Acquisition or Disposition of Assets
     On December 2, 2009 (the “Closing Date”), Watson completed its acquisition of all outstanding equity of Robin Hood and Cobalt from the Sellers.
     Pursuant to the terms of the Share Purchase Agreement, in exchange for the outstanding equity of Robin Hood, Watson will pay to the Sellers (or as directed by the Sellers’ Representative in accordance with the Share Purchase Agreement), on behalf of Purchaser, U.S. $1,020,000,000, and the Restricted Common Stock of Watson and Sellers will have the right to receive certain contingent payments after the closing based on the after-tax gross profits on sales of Atorvastatin in the United States as described in the Share Purchase Agreement. In exchange for the outstanding equity of Cobalt, Watson will pay to the Sellers (or as directed by the Sellers’ Representative in accordance with the Share Purchase Agreement) U.S. $30,000,000 and contribute to Cobalt Holdings the Preferred Stock, which will be placed in an indemnity escrow account for a period of three years. The Sellers will be entitled to the proceeds of the mandatory redemption of the Preferred Stock upon the termination of the escrow account, less the amount of any indemnity payments therefrom pursuant to the Share Purchase Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     On November 25, 2009, Robin Hood obtained a loan from Lombard Odier Darier Hentsch & Cie in the amount of $90.0 million. The loan is structured as three separate fixed-term advances: (i) a $35.0 million advance that bears interest at a rate of 1.29% per annum and will mature on December 31, 2009, (ii) a $20.0 million advance that bears interest at a rate of 1.37% per annum and will mature on March 12, 2010, and (iii) a $35.0 million advance that bears interest at a rate of 1.99% per annum and will mature on December 31, 2010. The loan is secured, jointly and severally, by pledged collateral of third parties, other than 50% of the interest which will be paid by Robin Hood. Robin Hood applied the proceeds of the loan to (i) repay the Series 2 Unsecured Convertible Loan Notes 2028 issued by Robin Hood, (ii) repurchase certain preference shares of Robin Hood, and (iii) pay a portion of the expenses incurred in connection with the Share Purchase Agreement (including, payment of certain bonuses to individuals providing services to Robin Hood or its subsidiaries and purchases of certain equity interests of Robin Hood subsidiaries). Robin Hood intends to repay the loan after the Closing using the net proceeds received under two license and development agreements between Sepracor Inc. and AIL.
Item 3.02 Unregistered Sales of Equity Securities
     As described in item 1.01, under the terms of the Share Purchase Agreement, on December 2, 2009, Watson issued the Restricted Common Stock and Preferred Stock to the Sellers in a private placement of such securities. The sale of the Restricted Common Stock and Preferred Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Watson relied upon the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section. Each of the Sellers has represented to Watson that it is an accredited investor, as such term is defined in Regulation D under the Securities Act, and that it acquired the securities for investment and not with a view to or for sale in connection with any distribution thereof. Appropriate legends will be affixed to the securities.
Rights of Series A Preferred Stock
          Dividends. The holders of Preferred Stock shall be entitled to receive dividends, when and if declared by the board of directors of Watson.
          Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Watson, the holders of Preferred Stock will be paid out of the assets of Watson available for distribution to Watson’s shareholders before any payment shall be paid to the holders of Watson’s common stock, an amount equal to the stated value of the Preferred Stock (the “Stated Value”), which is initially $1,000 per share.
          Mandatory Redemption. Each share of Preferred Stock is mandatorily redeemable by Watson in cash on December 2, 2012, the third anniversary of its issuance at the Stated Value.

          Change in Control Redemption. Upon the occurrence of a Change in Control Event (as defined in the Certificate of Designations of the Preferred Stock), Watson shall have the right to redeem all of the outstanding Preferred Stock in cash for a price per share equal to the Stated Value.
          Voting Rights. The holders of Preferred Stock are not entitled to vote on any matters presented to the shareholders of Watson for their action or consideration at any meeting of shareholders of Watson (or by written consent of shareholders in lieu of meeting), except that the written consent or affirmative vote of at least two thirds of the then outstanding shares of Preferred Stock consenting or voting separately as a class is required on any matters that would amend, alter or repeal any terms, preferences, special rights or powers of the Preferred Stock. The holders of the Preferred Stock may also vote on any matters required by law.
          The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations of the Series A Preferred Stock, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
          The Preferred Stock will rank senior to Watson’s common stock (and pari passu with any shares of capital stock which is by its terms expressly made to rank pari passu with the Preferred Stock at the time outstanding) with respect to rights upon liquidation, winding up or dissolution.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d)
     On December 2, 2009, in connection with the Closing and as contemplated to the Share Purchase Agreement, the board of directors of Watson increased the size of the Watson board of directors from 10 to 11 directors and appointed Mr. Anthony Selwyn Tabatznik to serve as a Class I director of Watson effective as of the Closing Date until the annual meeting of Watson’s shareholders in 2011. Mr. Tabatznik has not been appointed to serve on any committees of the board of directors.
     Mr. Tabatznik has declined to receive the standard compensation provided to Watson’s non-employee directors. There are no related party transactions between Watson and Mr. Tabatznik that would be required to be reported under Item 404(a) of Regulation S-K.
     In connection with the Closing, on December 2, 2009, Mr. Tabatznik entered into a Non-Compete and Non-Solicitation Agreement with Watson. Pursuant to this agreement, Mr. Tabatznik agreed that for a period of three years, he will not (i) compete with Watson in the generic pharmaceutical business in the United States, France, Canada, the United Kingdom, Malta, Germany, New Zealand, Australia or Brazil (the “Restricted Area”), (ii) solicit or recruit for employment, in the Restricted Area, any officer or certain other employees of Watson or its subsidiaries or (iii) influence patrons, customers or suppliers of Watson to divert their business to any competitor.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 1, 2009, Watson filed with the Secretary of State of the State of Nevada a Certificate of Designations of Series A Preferred Stock of Watson Pharmaceuticals, Inc. establishing the terms of the Preferred Stock. A copy of the Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The terms of the Preferred Stock are described above in Item 3.03.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Required.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d)	Exhibits:

Exhibit No.	Exhibit

2.1	Share Purchase Agreement, dated as of June 16, 2009, by and among Robin Hood Holdings Limited, Watson Pharmaceuticals, Inc., certain shareholders of Robin Hood Holdings Limited, and Anthony Selwyn Tabatznik, solely in his capacity as the Shareholders’ Representative (incorporated by reference to Exhibit 2.1 to the Watson’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2009).

2.2	First Amendment to Share Purchase Agreement, dated as of November 26, 2009, by and among Robin Hood Holdings Limited, Arrow Pharmaceutical Holdings Ltd., Cobalt Laboratories, Inc., Arrow International Ltd., Arrow Supplies Ltd., Watson Pharmaceuticals, Inc., Watson Pharma S.À.R.L., Watson Cobalt Holdings, LLC, the shareholders of Robin Hood Holdings Limited, and Anthony Selwyn Tabatznik, solely in his capacity as Shareholders’ Representative.

3.1	Certificate of Designations for Series A Preferred Stock.

4.1	Shareholders Agreement, dated as of December 2, 2009, by and among Watson Pharmaceuticals, Inc., Quiver Inc. and Friar Tuck Limited.

99.1	Press Release issued by Watson Pharmaceuticals, Inc. on December 2, 2009.

99.2	Press Release issued by Watson Pharmaceuticals, Inc. on December 2, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2009	WATSON PHARMACEUTICALS, INC.
	By:	/s/ David A. Buchen
		Name:	David A. Buchen
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Share Purchase Agreement, dated as of June 16, 2009, by and among Robin Hood Holdings Limited, Watson Pharmaceuticals, Inc., certain shareholders of Robin Hood Holdings Limited, and Anthony Selwyn Tabatznik, solely in his capacity as the Shareholders’ Representative (incorporated by reference to Exhibit 2.1 to the Watson’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2009).

2.2	First Amendment to Share Purchase Agreement, dated as of November 26, 2009, by and among Robin Hood Holdings Limited, Arrow Pharmaceutical Holdings Ltd., Cobalt Laboratories, Inc., Arrow International Ltd., Arrow Supplies Ltd., Watson Pharmaceuticals, Inc., Watson Pharma S.À.R.L., Watson Cobalt Holdings, LLC, the shareholders of Robin Hood Holdings Limited, and Anthony Selwyn Tabatznik, solely in his capacity as Shareholders’ Representative.

3.1	Certificate of Designations for Series A Preferred Stock.

4.1	Shareholders Agreement, dated as of December 2, 2009, by and among Watson Pharmaceuticals, Inc., Quiver Inc. and Friar Tuck Limited.

99.1	Press Release issued by Watson Pharmaceuticals, Inc. on December 2, 2009.

99.2	Press Release issued by Watson Pharmaceuticals, Inc. on December 2, 2009.